Exhibit 99.2

                                 March 23, 2004

Spectrum  Science  &  Software  Holdings  Corp.
Attention:  Directors
91  Hill  Avenue
Ft.  Walton  Beach,  Florida  32548

Gentlemen:

     Please allow this letter to clarify that my resignation of March 19, 2004 related to all of my positions with Spectrum Sciences & Software Holdings Corp. (the "Company") and any of its affiliates, including my positions as a director, chairman of the board, president, CEO or any other position I may have held. I have resigned from those positions for the reasons stated in my letter of March 19, 2004, a copy of which I again attach for your convenience.

     Please also allow this letter to serve as my request that my resignation as a result of my disagreement with matters relating to the Company's operations, policies and practices be reported to the public pursuant to Form 8-K, item 6. I understand that this reporting obligation will require a filing within five business days of the date of this letter.

     Please contact me with any questions, comments or concerns you may have regarding this matter.

Very  truly  yours,

/s/  Donal  R.  Myrick
Donal  R.  Myrick


cc:  Sal  Fichera,  Esq.


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